UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 23, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On August 29, 2016, Ashford Hospitality Trust, Inc. (the “Company”) disclosed that its director Thomas E. Callahan unfortunately passed away on August 23, 2016. Mr. Callahan served as the chairman of the audit committee (the “Audit Committee”) and as a member of the compensation committee of the Company’s board of directors. He also served as one of the “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Mr. Callahan’s passing reduced the number of directors currently serving on the Company’s board of directors to six and the number of independent directors to five, and reduced the number of members serving on the Audit Committee to two. As a result of Mr. Callahan’s passing, the Company is no longer in compliance with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual which requires the audit committee of an NYSE-listed company to have a minimum of three members.
The Company telephonically disclosed to the NYSE of the non-compliance due to Mr. Callahan’s passing on August 25, 2016 and expects to appoint an additional member to the Audit Committee within the grace period to be provided by the NYSE.
ITEM 7.01    REGULATION FD DISCLOSURE.
On August 29, 2016, the Company issued a press disclosing the unfortunate passing of Mr. Callahan, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information pursuant to this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
99.1	Press release of Ashford Hospitality Trust, Inc., dated August 29, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel